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                                                                 EXHIBIT 10.18


                          FREMONT GENERAL CORPORATION

                             NON-EMPLOYEE DIRECTORS
                           DEFERRED COMPENSATION PLAN


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PURPOSE:                  To permit non-employee Directors to defer all or a portion of any fees earned in performance of their duties until retirement or other termination of service.

ELIGIBILITY:              Any duly-elected non-employee Director of the Board is eligible to participate immediately upon election or at the beginning of any PlanYear thereafter.

QUALIFICATION:            This Deferred Compensation Plan is a "non-qualified" plan under the Internal Revenue Code. This means that the participants who elect to defer current income to the Plan do so at the risk of having the
                          Plan subject to forfeiture upon the claims of creditors in the event of bankruptcy or other change in control of the Company.  To minimize this risk, the Plan has adopted a grantor ("rabbi") trust which provides protection of Plan assets on behalf of participants except in bankruptcy.

DEFERRALS:                Participants may elect to participate at the time of election or prior to January 1 of any subsequent Plan Year.  Such elections are irrevocable once made, and the Participant may not thereafter modify or cease deferrals until the next annual election.

                          Participants may elect to defer any portion of their regular annual Board retainer fees and/or meeting fees up to 100% in increments of whole percentages.

INVESTMENTS:              The Plan permits Participants who defer income to direct the investment thereof into one or any combination of investment funds provided through Merrill Lynch & Company under this
                          Plan.

                          Participants who elect to buy Fremont common stock must be aware of SEC Rule 16 restrictions.

DISBURSEMENTS:            Plan benefits are payable to the Participants upon their retirement or other termination from Board service.  All deferred amounts, plus any accrued interest or appreciation thereon, are paid out in cash, in lump sum, subject to all Federal, state and local income tax withholding at ordinary income rates.  (Participants who have invested in Company
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                          stock may request payment in shares or cash subject to tax withholding).

TRUSTEE:                  Merrill Lynch & Company

ADMINISTRATOR:            The Non-Employee Director Deferred Compensation Plan Administration Committee is composed of three
                          (3) senior officers of the Company.

OPERATION AND
SERVICES:                 Fremont will deposit monthly into the Merrill Lynch account of each participant an amount equal to his pre-tax elected deferral of retainer income, and quarterly an amount equal to any elected deferral of meeting fees.

                          The participant shall be permitted, through access to his account on the Merrill Lynch Voice
                          Response System, to instruct Merrill Lynch on the investment of existing account balances and current deferral additions.

                          The Participant shall be permitted to change any investment election through Merrill Lynch at any time (usually limited to one transaction per investment fund per day).

                          Merrill Lynch will provide a quarterly account statement to each Participant detailing current account balance, investment allocations, and performance data.
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